Exhibit 99.1

                      Image Entertainment Reports
 Financial Results for Fiscal 2008 Second Quarter Ended September 30,
                                 2007


    CHATSWORTH, Calif.--(BUSINESS WIRE)--Nov. 13, 2007--Image
Entertainment, Inc. (NASDAQ:DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today reported financial results for its second quarter and six months ended September 30, 2007.



Fiscal 2008 Second Quarter Ended September 30, 2007 Financial Summary
     -- Net revenues were $21.6 million, down 5.3% when compared to $22.8 million for the second quarter of fiscal 2007, primarily as a result of lower revenues from audio programming.
          -- Digital revenues were $598,000, a 193% increase when
           compared to $205,000 for the second quarter of fiscal 2007. -- Gross margins were 16.4%, compared to 17.5% for the second quarter of fiscal 2007.
     -- Selling expenses, as a percentage of net revenues, improved to 10.1%, down from 11.8% of net revenues for the second quarter of fiscal 2007, primarily as a result of a reduction in personnel costs and advertising expenditures.
     -- General and administrative expenses declined to $4,035,000, compared to $4,597,000 for the second quarter of fiscal 2007.
          -- Fiscal 2008 includes $307,000 in expenses relating to the
           BTP acquisition of Image.
          -- Fiscal 2008 includes $108,000 in accelerated depreciation and amortization resulting from the closure of the Company's Las Vegas, Nevada distribution facility.
          -- Fiscal 2007 includes $416,000 in bad debt expense resulting from the bankruptcy filing of a retail customer of the Company.
     -- Restructuring expenses related to the closure of the Company's distribution facility totaled $196,000.
     -- Interest expense increased to $808,000, compared to $479,000 for the second quarter of fiscal 2007.
          -- Net noncash charges representing amortization of a manufacturing advance debt discount, convertible note debt discount and deferred financing totaled $402,000.
     -- Net loss was ($3,683,000), or ($0.17) per diluted share, compared to a net loss of ($3,791,000), or ($0.18) per diluted share, for the second quarter of fiscal 2007.

Best selling DVD releases for the quarter included:
  -- Shark Week: 20th Anniversary Collection (Discovery Channel);
  -- Jeff Dunham: Spark of Insanity;
  -- Dirty Jobs Collection 1 (Discovery Channel).

Fiscal 2008 Six Months Ended September 30, 2007 Financial Summary
     -- Net revenues were $42.5 million, compared to $45.2 million for the first six months of fiscal 2007.
          -- Digital revenues were $1,093,000, a 135% increase when compared to $465,000 for the first six months of fiscal 2007.
     -- Gross margins were 20.8%, compared to 18.0% for the first six months of fiscal 2007.
     -- Selling expenses, as a percentage of net revenues, improved to 9.9%, down from 11.2% of net revenues for first six months of fiscal 2007, due in part to reductions in personnel costs and advertising expenditures.
     -- General and administrative expenses were up $386,000, or 4.6%, from that for the first six months of fiscal 2007. Fiscal 2008 includes:
          -- $946,000 in expenses relating to the BTP acquisition of
           Image.
          -- $400,000 in accelerated depreciation and amortization resulting from the closure of the Company's Las Vegas, Nevada distribution facility.
          -- $250,000 of stockholder claim related expenses.
          Fiscal 2007 includes $408,000 in bad debt expense resulting from the bankruptcy filing of a retail customer of the Company.
     -- Restructuring expenses related to the closure of the Company's distribution facility totaled $442,000.
     -- Interest expense increased to $1,601,000, compared to $760,000 for the first six months of fiscal 2007.
          -- Net noncash charges representing amortization of a manufacturing advance debt discount, convertible note debt discount and deferred financing totaled $838,000.
     -- Net loss of ($6,282,000), or ($0.29) per diluted share, compared to net loss of ($6,105,000), or ($0.29) per diluted share for the first six months of fiscal 2007.

Best selling DVD releases for the first six months ended September 30,
 2007, in addition to those noted above included:
  -- Mythbusters Collection 1 (Discovery Channel);
  -- The Third Man (Criterion).


    Martin W. Greenwald, President and Chief Executive Officer of Image Entertainment, commented, "After a long and arduous process, we are very much looking forward to the closing of our merger with BTP. The past few quarters have been a time of transition for us, and we are excited about combining our companies and moving ahead with great resolve and even greater resources."

    Fiscal Year 2008 Guidance

    At this time, the Company is not providing annual or quarterly revenue guidance.

    About Image Entertainment:

    Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,000 exclusive DVD titles and approximately 250 exclusive CD titles in domestic release and approximately 450 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to approximately 2,000 video programs and over 250 audio programs containing more than 4,000 tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

    Forward-Looking Statements:

    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, the Company's goals, plans and projections regarding its financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as "will," "may," "estimate," "expect," "intend," "plan," "believe" and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management's current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

    These factors include, among other things, The Company's inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in the Company's business plan, compliance with financial and operating covenants contained in debt instruments, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see "Forward-Looking Statements" and "Risk Factors" in the Company's most recent Annual Report on Form 10-K, and the Company's most recent Quarterly Report on Form 10-Q. In addition, the Company may not be able to complete its proposed merger transaction with BTP Acquisition Company, LLC on the amended terms or other acceptable terms, or at all, due to a number of factors, including (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against the Company and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary financing provided for in commitment letters received prior to execution of the definitive agreement; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and
(8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company's ability to control or predict.

    Unless otherwise required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.



                      IMAGE ENTERTAINMENT, INC.
                     CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                September 30, 2007 and March 31, 2007

----------------------------------------------------------------------

                                ASSETS

(In thousands)                       September 30, 2007 March 31, 2007
                                     ------------------ --------------
Current assets:
  Cash and cash equivalents                     $ 1,498        $ 2,341
  Accounts receivable, net of
   allowances of
  $8,476 - September 30, 2007;
  $8,956 - March 31, 2007                        16,665         19,360
  Inventories                                    17,744         16,742
  Royalty and distribution fee
   advances                                      14,885         13,118
  Prepaid expenses and other assets               1,326          1,302
                                     ------------------ --------------
  Total current assets                           52,118         52,863
                                     ------------------ --------------
Noncurrent inventories, principally
 production costs                                 2,518          2,808
Noncurrent royalty and distribution
 advances                                        22,806         23,397
Property, equipment and
 improvements, net                                3,651          4,692
Goodwill                                          5,715          5,715
Other assets                                      1,054          1,221
                                     ------------------ --------------
                                                $87,862        $90,696
                                     ================== ==============




                      IMAGE ENTERTAINMENT, INC.
                     CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                September 30, 2007 and March 31, 2007

----------------------------------------------------------------------

                 LIABILITIES AND SHAREHOLDERS' EQUITY

(In thousands, except share data)   September 30, 2007 March 31, 2007
                                    ------------------ ---------------
Current liabilities:
  Accounts payable                          $   8,334       $   7,431
  Accrued liabilities                           4,961           6,039
  Accrued royalties and
   distribution fees                            7,321           9,881
  Accrued music publishing fees                 5,824           5,945
  Deferred revenue                              5,523           5,039
  Revolving credit facility                     6,667              --
  Current portion of long-term
   debt, net of debt discount                   1,926           1,612
                                    ------------------ ---------------
  Total current liabilities                    40,556          35,947
                                    ------------------ ---------------
Long-term debt, net of debt
 discount and current portion                  20,745          21,948
Other long-term liabilities, less
 current portion                                2,819           3,221
                                    ------------------ ---------------
Total liabilities                              64,120          61,116
                                    ------------------ ---------------

Stockholders' equity:
   Preferred stock, $.0001 par
    value, 25 million shares
    authorized; none issued and
    outstanding                                    --              --
   Common stock, $.0001 par value,
    100 million shares authorized;
    21,740,000 and 21,577,000
    issued and outstanding at
    September 30, 2007 and March
    31, 2007, respectively                          2               2
   Additional paid-in capital                  52,359          51,847
   Accumulated other comprehensive
    income                                          4               3
   Accumulated deficit                        (28,623)        (22,272)
                                    ------------------ ---------------
Net stockholders' equity                       23,742          29,580
                                    ------------------ ---------------
                                            $  87,862       $  90,696
                                    ================== ===============




                      IMAGE ENTERTAINMENT, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
        For the Three Months Ended September 30, 2007 and 2006

----------------------------------------------------------------------

(In thousands, except per share
 data)                                2007                2006
                                -----------------  -------------------
NET REVENUES                    $21,633    100.0 % $ 22,842    100.0 %
                                -------- --------  --------- --------
OPERATING COSTS AND EXPENSES:
  Cost of sales                  18,083     83.6     18,856     82.5
  Selling expenses                2,178     10.1      2,701     11.8
  General and administrative
   expenses                       4,035     18.7      4,597     20.1
  Restructuring expenses            196      0.9         --       --
                                -------- --------  --------- --------
                                 24,492    113.2     26,154    114.5
                                -------- --------  --------- --------
LOSS FROM OPERATIONS             (2,859)   (13.2)    (3,312)   (14.5)
OTHER EXPENSES:
  Interest expense, net             808      3.7        479      2.1
                                -------- --------  --------- --------
LOSS BEFORE INCOME TAXES         (3,667)   (17.0)    (3,791)   (16.6)
INCOME TAXES                         16      0.1         --       --
                                -------- --------  --------- --------
NET LOSS                        $(3,683)   (17.0)% $ (3,791)   (16.6)%
                                ======== ========  ========= ========
NET LOSS PER SHARE:
                                --------           ---------
  Net loss - basic and diluted  $  (.17)           $   (.18)
                                ========           =========
WEIGHTED-AVERAGE COMMON SHARES
 OUTSTANDING:
  Basic and diluted              21,739              21,498
                                ========           =========




                      IMAGE ENTERTAINMENT, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
         For the Six Months Ended September 30, 2007 and 2006

----------------------------------------------------------------------

(In thousands, except per share
 data)                                    2007              2006
                                     ---------------  ----------------
NET REVENUES                         $42,511  100.0 % $45,189  100.0 %
                                     -------- ------  -------- ------
OPERATING COSTS AND EXPENSES:
  Cost of sales                       33,662   79.2    37,048   82.0
  Selling expenses                     4,221    9.9     5,043   11.2
  General and administrative
   expenses                            8,829   20.8     8,443   18.7
  Restructuring expenses                 442    1.0        --     --
                                     -------- ------  -------- ------
                                      47,154  110.9    50,534  111.8
                                     -------- ------  -------- ------
LOSS FROM OPERATIONS                  (4,643) (10.9)   (5,345) (11.8)
OTHER EXPENSES:
  Interest expense, net                1,601    3.8       760    1.7
                                     -------- ------  -------- ------
LOSS BEFORE INCOME TAXES              (6,244) (14.7)   (6,105) (13.5)
INCOME TAXES                              38    0.1        --     --
                                     -------- ------  -------- ------
NET LOSS                             $(6,282) (14.8)% $(6,105) (13.5)%
                                     ======== ======  ======== ======
NET LOSS PER SHARE:
                                     --------         --------
  Net loss - basic and diluted       $  (.29)         $  (.29)
                                     ========         ========
WEIGHTED-AVERAGE COMMON SHARES
 OUTSTANDING:
  Basic and diluted                   21,718           21,387
                                     ========         ========



    CONTACT: Image Entertainment, Inc.
             Jeff Framer, 818-407-9100, ext. 299
             jframer@image-entertainment.com